                                                                  Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-85745 of Comcast Corporation and its subsidiaries on Form S-4 of our reports dated February 22, 1999, appearing in the Annual Report on Form 10-K of Comcast Corporation and its subsidiaries for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Proxy Statement/Prospectus, which is part of this Registration Statement.

                                                  /s/ Deloitte & Touche LLP
January 25, 2000
Philadelphia, Pennsylvania